Exhibit 99.1

June 15, 2016

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT is made this 9th day of June, 2016, by and between Farmers and Merchants Trust Company of Chambersburg, hereinafter referred to as “COMPANY,” and William E. Snell, Jr., hereinafter referred to as “CONTRACTOR.”

1.

CONTRACTOR agrees to provide knowledge, expertise, and assistance to COMPANY, from time to time as requested on various projects, for a term beginning July 1, 2016 and ending December 31, 2016.  COMPANY may choose, in its sole discretion, to integrate CONTRACTOR’s services into its business operations.  The parties agree, however, that COMPANY’s success and/or the continuation of its business operations are not, in any way, dependent upon CONTRACTOR’s services.

2.

COMPANY shall pay CONTRACTOR a fee of Thirty Thousand Dollars ($30,000.00) for the aforementioned services, payable in a lump sum on January 15, 2017 (in the event the fee is pro-rated in accordance with paragraph 5 below, the pro-rated fee shall nevertheless be paid on January 15, 2017).  COMPANY shall not pay for or reimburse any expenses incurred by CONTRACTOR in connection with his provision of services.

3.CONTRACTOR shall work wherever and whenever he chooses, and independently and without instructions from COMPANY (other than what is contained herein).  CONTRACTOR has the exclusive authority to control and direct the performance of his services, and COMPANY only requires that CONTRACTOR’s services be performed to the satisfaction of COMPANY and in a good, safe, efficient, professional, and businesslike manner.  CONTRACTOR shall not be required to submit regular or written reports to COMPANY, and COMPANY will not hire, supervise, or pay any individual to support CONTRACTOR in connection with his provision of services.  Because the services CONTRACTOR performs involves the performance of personal services, CONTRACTOR acknowledges that his obligations hereunder are not assignable to third parties.  Notwithstanding the above, COMPANY may provide CONTRACTOR with a laptop computer and iPhone for his use while performing services pursuant to this Agreement.  CONTRACTOR shall return said equipment to COMPANY no later than January 15, 2017.

4.It is agreed that CONTRACTOR shall at all times be an independent contractor.  As an independent contractor, CONTRACTOR is not considered a COMPANY Employee or entitled to any of the rights, privileges, benefits, or protection provided to Employees under COMPANY’s employment policies or under Federal or State laws or regulations.  This means that, other than any benefits CONTRACTOR has or will receive as a former employee of COMPANY, CONTRACTOR is not eligible for benefits such as holiday pay; vacation pay; sick pay; medical, life, or disability insurance; overtime; unemployment compensation; or workers’ compensation coverage afforded to COMPANY Employees.  Therefore, COMPANY will not withhold any income tax, Social Security contributions, or other typical payroll deductions from CONTRACTOR’s fee.  CONTRACTOR shall receive an IRS Form 1099 which will reflect the fee paid by COMPANY to CONTRACTOR, and CONTRACTOR shall be responsible for the payment of his own income taxes.

5.COMPANY reserves the right to terminate this Agreement upon one (1) month written notice to

CONTRACTOR, which notice shall indicate the official date of termination.  In the event that COMPANY terminates this Agreement prior to the expiration of the above-stated term, CONTRACTOR will be paid through the official date of termination.  Similarly, CONTRACTOR may terminate this Agreement for any reason upon one (1) month written notice to COMPANY.  Should CONTRACTOR fail to provide COMPANY with one (1) month written notice prior to termination, CONTRACTOR hereby acknowledges that COMPANY may bring an action at law or in equity against CONTRACTOR in order to prevent or recover any and all actual or consequential damages resulting therefrom.

6.CONTRACTOR shall not be deemed a representative or agent of COMPANY and shall make no representations to such effect.  During the term of this Agreement, CONTRACTOR shall express no opinion on any political or legislative matters, shall not advocate any position on proposed or pending legislation, and shall not participate in any political campaign.

7.COMPANY shall indemnify, defend and save harmless CONTRACTOR against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind or nature, arising during the term of this Agreement, including reasonable attorneys’ fees and costs, to the extent caused by COMPANY’s acceptance and utilization of CONTRACTOR’s knowledge, expertise, and assistance provided pursuant to this Agreement.

8.This Agreement may not be modified, including any extension of the above term, unless by mutual written agreement between CONTRACTOR and COMPANY.

9.CONTRACTOR shall not at any time, whether during or after his engagement by COMPANY, either directly or indirectly, divulge, disclose, or communicate to any person or entity any information relating to the business or affairs of COMPANY which is confidential or proprietary.  The parties agree that since a remedy at law for any breach or attempted breach of this provision will be inadequate, COMPANY shall be entitled to seek and obtain injunctive relief or such other equitable relief in the event of such breach or attempted breach, in addition to whatever remedies may exist at law, together with costs and reasonable attorneys’ fees.

10.During the term of this Agreement, except on behalf of COMPANY and its affiliates, CONTRACTOR will not be engaged, directly or indirectly, for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, (2) starting a new bank or (3) any other activity in which the Company or any of its affiliates is engaged.

11.Any and all disputes concerning this Agreement including, but not limited to, interpretation of its terms and conditions, shall be governed by the law of the Commonwealth of Pennsylvania.

[SIGNATURE BLOCK FOLLOWS]

IN WITNESS WHEREOF, and with the intent to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first written above.

Farmers and Merchants Trust CompanyWilliam E. Snell, Jr.

of Chambersburg

By:  /s/ G. Warren Elliott                       By: _/s/ William E. Snell, Jr.____________

G. Warren Elliott  William E. Snell, Jr.

Title:   Chairman                                    Date:  _June 9, 2016___________________

Date:    June 9, 2016